Exhibit 23.2

Chairman	February 15, 2017
James W. Boyd	File: 3084.015

President and CEO
John T. Boyd II

Managing Director and COO
Ronald L. Lewis	Cloud Peak Energy Inc.
505 South Gillette Avenue
Vice Presidents	Gillette, WY 82716-4203
Richard L. Bate
Robert J. Farmer
James F. Kvitkovich	Attention:	Mr. Mark Arambel
Russell P. Moran		Manager Geology
Donald S. Swartz
John L. Weiss
Michael F. Wick	Subject:	Consent of John T. Boyd Company
William P. Wolf

Managing Director - Australia	Dear Sirs:
Ian L. Alexander

Managing Director - China

We hereby consent to the use by Cloud Peak Energy Inc. (the “Company”) in connection with its annual report on Form 10-K for the year ended December 31, 2016 (“Form 10-K”), and any amendments thereto, and to the incorporation by reference in the Company’s registration statement on Form S-3 (333-214869) and in the Company’s registration statements on Form S-8 (333-163295, 333-175311, 333-175312 and 333-211350), of information contained in our report dated January 19, 2017, addressed to the Company, relating to certain coal reserves and resources information for the Company’s Powder River Basin properties including setting forth the estimates of the Company’s coal reserves in the Form 10-K. We also consent to the reference to John T. Boyd Company in those filings and any amendments thereto.

Respectfully submitted,

JOHN T. BOYD COMPANY

By:

Ronald L. Lewis

Managing Director and COO

Jisheng (Jason) Han

Managing Director — South America
Carlos F. Barrera

Managing Director — Metals
Gregory B. Sparks

Assistant to the President
Mark P. Davic

Pittsburgh
4000 Town Center Boulevard, Suite 300
Canonsburg, PA 15317
(724) 873-4400
(724) 873-4401 Fax
jtboydp@jtboyd.com

Denver
(303) 293-8988
jtboydd@jtboyd.com

Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com

Bogota
+57-3115382113
jtboydcol@jtboyd.com

www.jtboyd.com